UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported) : May 25, 2012

NeoMedia Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Arapahoe, Suite 9, Boulder CO	80302
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(678) 638-0460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Debenture Extension Agreement, May 25, 2012

On May 25, 2012, NeoMedia Technologies, Inc., a Delaware corporation (the “Company” ), entered into a Debenture Extension Agreement (the “Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein, with YA Global Investments, LP f/k/a Cornell Capital Partners (“YA”), to extend the maturity dates of certain convertible debentures (collectively, the “Debentures”) to August 1, 2013 subject to the conditions outlined in the Agreement. These conditions include:

(a)	this is a one-time extension for the specific period indicated, and

(b)	such extension shall not be deemed to constitute (i) an agreement to provide any further extension of the maturity dates of the Debentures, or (ii) a waiver of any existing Events of Default (as such term is defined therein), whether known or unknown, or of any the provisions of the Debentures or of the other Financing Documents (as such term is defined therein).

As amended, the Debentures shall mature on August 1, 2013 (the “Maturity Date”) and shall accrue interest at a rate equal to nine and one half percent (9.5%) per annum effective on May 25, 2012 and such interest shall be paid on the Maturity Date (or sooner as provided in the Debentures) in cash or, provided that certain Equity Conditions are satisfied (as such term is defined in each Debenture ), in shares of the Company’s common stock at the applicable Conversion Price (as defined in each Debenture ).

The Debentures are secured by certain pledges made with respect to the assets of the Company and its subsidiaries as set forth in the Agreement, and that certain Security Agreement and Patent Security Agreement, both dated July 29, 2008 and filed with the SEC on August 4, 2008, by and among the Company, each of the Company’s subsidiaries made a party thereto and YA, that remain in effect.

The Debentures as listed in the Acknowledgement of Indebtedness and Schedule 1 of the Agreement were initially filed with the SEC at the time of issuance by the Company.

ITEM 8.01. Other Events.

In connection with the execution of the Agreement, the Company issued a press release (the “Press Release”) announcing the Agreement on May 29, 2012. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference thereto. The information contained in this Item 8.01, including the exhibited related thereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

ITEM 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits .

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 10.1	Debenture Extension Agreement, dated May 25, 2012, by and between the Company and YA Global Investments, L.P.	Provided Herewith
Exhibit 99.1	Press Release regarding Debenture Extension Agreement (solely furnished and not filed for purposes of Item 8.01)	Provided Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2012	NEOMEDIA TECHNOLGIES, INC.

	By:	/s/ Laura Marriott
	Its:	Laura Marriott
	Title:	Chief Executive Officer